UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 19, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.        Entry Into a Material Definitive Agreement.
The information related to the Construction Agreement (as defined herein) is incorporated by reference into this Item 1.01.
Item 8.01.        Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Nuclear Construction” of Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 to the financial statements of Georgia Power under “Retail Regulatory Matters - Nuclear Construction” in Item 8 of Georgia Power’s Annual Report on Form 10-K for the year ended December 31, 2016. See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Nuclear Construction” of Georgia Power and Note (B) to the Condensed Financial Statements under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” in Georgia Power’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 for additional information regarding the two new nuclear generating units under construction at Plant Vogtle (“Plant Vogtle Units 3 and 4”), including (1) the agreement among Georgia Power, acting for itself and as agent for Oglethorpe Power Corporation, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the “Vogtle Owners”), and a consortium consisting of Westinghouse Electric Company LLC and WECTEC Global Project Services Inc. (together, “Westinghouse”), under which Westinghouse agreed to design, engineer, procure, construct, and test two AP1000 nuclear generating units and related facilities at Plant Vogtle (the “Vogtle 3 and 4 Agreement”); (2) the filing, by Westinghouse, for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code and the rejection by Westinghouse of the Vogtle 3 and 4 Agreement; and (3) the services agreement (the “Services Agreement”) among Georgia Power, for itself and as agent for the other Vogtle Owners, and Westinghouse, pursuant to which Westinghouse agreed to transition construction management of Plant Vogtle Units 3 and 4 to Southern Nuclear Operating Company, Inc. (“Southern Nuclear”) and to provide ongoing design, engineering, and procurement services to Southern Nuclear.
As previously reported, on August 31, 2017, Georgia Power filed its seventeenth Vogtle Construction Monitoring report with the Georgia Public Service Commission (“PSC”), recommending that construction of Plant Vogtle Units 3 and 4 be continued, with Southern Nuclear serving as project manager.
On October 19, 2017, Georgia Power, acting for itself and as agent for the other Vogtle Owners, entered into a Construction Completion Agreement (the “Construction Agreement”) with Bechtel Power Corporation (“Bechtel”), which will become effective on October 23, 2017. Under the Construction Agreement, Bechtel will serve as the primary contractor for the remaining construction activities for Plant Vogtle Units 3 and 4. Facility design and engineering remains the responsibility of Westinghouse under the Services Agreement.
The Construction Agreement is a cost reimbursable plus fee arrangement, whereby Bechtel will be reimbursed by the Vogtle Owners for actual costs plus a base fee and an at-risk fee, which is subject to adjustment based on Bechtel’s performance against cost and schedule targets. Each Vogtle Owner is severally (not jointly) liable for its proportionate share, based on its ownership interest, of all amounts owed to Bechtel under the Construction Agreement.
The Vogtle Owners may terminate the Construction Agreement at any time for their convenience, provided that the Vogtle Owners will be required to pay amounts related to work performed prior to the termination (including the applicable portion of the base fee), certain termination-related costs and, at certain stages of the work, the at-risk fee. Bechtel may terminate the Construction Agreement under certain circumstances, including, certain Vogtle Owner suspensions of work, certain breaches of the Construction Agreement by the Vogtle Owners, Vogtle Owner insolvency and certain other events.
In addition, pursuant to the Loan Guarantee Agreement (the “Loan Guarantee Agreement”) dated February 20, 2014 between Georgia Power and the United States Department of Energy (“DOE”), Georgia Power is required to obtain approval of the Construction Agreement by the DOE prior to any further advances under the Loan Guarantee Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2017		GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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